                                        FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                           FILE NUMBER 333-63792


                              PROSPECTUS SUPPLEMENT
                        TO PROSPECTUS DATED JULY 2, 2001

                             VISUAL DATA CORPORATION

                        2,269,540 shares of common stock

         This document supplements the Prospectus dated July 2, 2001 relating to the resale by the holders of 2,269,540 shares of our common stock.

         This Prospectus Supplement is incorporated by reference into, and should be read in conjunction with, the Prospectus dated July 2, 2001.

         The following sets forth information about the number of shares of our common stock that may be offered by a selling security holder named in the Prospectus.


                                                Number of                 Shares to         Shares to be owned
Name of selling security holder                 shares owned              be offered           after offering
-------------------------------                 ------------              ----------        -------------------
American Senior Golf Association (1)            60,359                    60,359            0


(1)  The shares were issued as compensation for services being rendered to us.

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               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR
                 ANY STATE SECURITIES COMMISSION HAS APPROVED OR
               DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
                    ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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           The date of this Prospectus Supplement is October 5, 2001.

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